EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the use in this Registration Statement on Form S-3 of our report dated March 16, 2010 relating to the December 31, 2009 financial statements of Premier Alliance Group, Inc.

/s/ Scharf Pera & Co

Scharf Pera & Co., PLLC
Certified Public Accountants
Charlotte, North Carolina
July 6, 2010